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                                                         EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-35098 and 33-35099 of Flagstar Companies, Inc. (formerly TW Holdings, Inc.) on Form S-8 of our reports dated June 20, 1996, appearing in this Annual Report on Form 11-K of the Flagstar Thrift Plan (formerly the Thrift Plan for Noncontract Employees of TW Services, Inc.) and the Denny's Inc. Profit Sharing Retirement Plan for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
GREENVILLE, SOUTH CAROLINA
JUNE 20, 1996